UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2007

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 4, 2007, Apollo Gold Corporation (the “Company”) and its wholly owned subsidiary Apollo Gold, Inc. (together with the Company, the “Sellers”) entered into a Settlement Agreement and Mutual Release (the “Agreement”) with Jipangu Inc., Jipangu International Inc., Florida Canyon Mining, Inc., Standard Gold Mining, Inc. and Jipangu Exploration Inc. (collectively the “Buyer Indemnified Parties”).

The Agreement was entered into to settle indemnification claims made by the Buyer Indemnified Parties under the Stock Purchase Agreement among Jipangu Inc., Jipangu International, Inc. (collectively, “Jipangu”), and Sellers dated October 17, 2005 (the “Stock Purchase Agreement”), pursuant to which the Company sold to Jipangu the stock of certain subsidiaries owning, among other things, the Florida Canyon and Standard mines.

The indemnification claims related to certain costs related to a leach pad issue, liability for certain taxes and liability related to certain employee disability claims. Under the terms of the Agreement, Sellers agreed (i) to pay the Buyer Indemnified Parties $650,000 in full satisfaction of the claims related to the leach pad and the tax claims and (ii) to reimburse the Buyer Indemnified Parties in full in respect of the employee disability claims when and if damages related to those claims exceed $200,000.

As reported in the financial statements included in the Company’s Form 10-Q for the quarterly period ending June 30, 2007, the Company had previously reserved $600,000 in respect of these indemnification claims and therefore will expense the remaining $50,000 in the quarterly period ending September 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2007

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Melvyn Williams
Chief Financial Officer and Senior Vice President - Finance and Corporate Development